Exhibit 10.7

Agency Agreement on Exclusive Regional Sales of Electric Bicycles

                                                                Place of signing: Tianjin

Party A (Supplier): Tianjin Dilang Technologies Co., Ltd.

Party B (Agent): Beijing 70 Generation Co., Ltd.

Party A and Party B are willing to enter into this contract on the exclusive regional sales and operation of "Dilang" brand electric cycles through friendly and equal discussions in accordance with the Contract Law of the People's Republic of China and both parties shall abide by it.

Article I. Scope of distribution

1. Party A shall entrust Party B to be the exclusive distributor in Beijing region, and the company shall not set any second distributor in this region. The products in distribution shall include "Dilang" brand electric bicycles and electric tricycles produced by Party A and by ODM of Party A.

Article II. Settlement and expenses

Party A and Party B shall make settlement at the basic ex-works price (excluding taxes), and the freight shall be borne by Party B. (Party A may also be entrusted to handle the transportation, and the place of delivery shall be in the warehouse of Party A). The settlement method shall be based on a monthly basis, and the settlement shall be made according to the cycle model, basic ex-works price and delivered quantity in each delivery note of Party A, and Party B shall pay the relevant expenses on a monthly basis.

Article III. Rights and obligations of Party A

1. Party A shall ensure that Party B is the exclusive distributor in Beijing region, and the company shall not set up a second distributor in this region. In case that similar products are supplied to and sold in the region of Party B from other regions, Party A shall make compensation to Party B for RMB500/cycle according to the regulations upon receiving concrete evidences provided by Party B.

2. Party A shall guarantee to continuously launch new products and high-quality products to ensure that Party B has competitive advantages in the market in the region. Party A shall provide necessary advertising and promotion support, and cooperate with Party B to carry out regular favorable promotion activities in the above distribution region.

3. Party A shall carry out strict quality management, and solemnly fulfill the product commitments, and assist Party B to provide good after-sales services.

4. Party A shall provide Party B with the necessary parts for the three guarantees (guarantees for repair, replacement or compensation of fault products) for replacement of parts covered by the three guarantees. Party B shall organize and order the spare parts and consumables that are not covered in the three guarantees of Party A, and Party A shall supply them at a preferential price.

Article IV. Rights and obligations of Party B

1. Party B guarantees that in the exclusive distribution region, it will set up 2 stores with an area of no less than 200 square meters specializing in the sales of "Dilang" brand electric cycles, or it will set up no less than 5 dealership stores operating "Dilang" brand electric cycles.

2. Party B shall ensure that the quantity of sales of "Dilang" brand electric cycle series is 3,000 cycles per month and 36,000 cycles throughout the year. Where Party B fails to complete the average contract quantity target in the region for six consecutive months, Party A shall have the right to find another distribution agent in the region, and Party B shall automatically lose the exclusive distribution right in this region. Where the sales objective is completed or exceeded at the end of the year, a rebate of RMB[10] per cycle shall be awarded. Where the sales objective is exceeded by 20% or more, RMB[5] shall be additionally awarded for each cycle.

3. Party B shall be responsible for having the abilities to provide services before, during and after the sales and to handle the relevant issues, and actively, reliably and timely help users to solve practical issues. In the distribution region, Party B Party B shall self-operate or coordinate offline stores to be responsible for the after-sales, three-guarantee maintenance and routine maintenance services for "Dilang" brand electric cycles, and provide customers with cycle inspection and maintenance services free of charge once every quarter after the sales. Any complaint or legal dispute arising from product quality shall be treated in strict accordance with the requirements of the three guarantees and the relevant after-sales services, and the relevant information shall be timely provided to Party A for product improvement.

4. In the process of selling electric cycles, Party B shall install and adjust them for the users before handover, fill in the relevant information in the manual for three guarantees and affix the official seal of the company. It is strictly forbidden to pack products of other manufacturers with Party A’s original packages. Otherwise, Party B shall be responsible for any resulted serious liabilities.

5. Party B shall fax the sales volume, models and inventory of the previous month to the sales company of Party A on the 1st day in each month, it shall also timely provide information about the local competitive models and prices of the similar products to Party A so that Party A can understand the market sales situation and the trends.

6. In case of sales fraud, inadequate after-sales service and acts having serious impact on the company's brand reputation in the distribution region of Party B, Party A shall have the right to unilaterally cancel the qualification of exclusive distributor of Party B in the region and terminate all cooperation with Party B.

Article V. Liability for breach of the contract

1. Violation of this contract or termination of this contract without reason shall be deemed as breach of the contract, and the breaching party shall be liable for breach of the contract in accordance with relevant provisions in the contract law.

2. During the validity period of the contract, where there is no force majeure, neither Party A nor Party B shall terminate this contract, and the party terminating the contract shall be deemed to have breached this contract.

Article VI. Liabilities for confidentiality

Either party shall have the obligation to keep the confidentiality of the business secrets of the other party known in the performance of this sales contract and shall not disclose them to any other relevant third parties, except as otherwise stipulated in the current laws and regulations of China or with the written consent of the other party.

Article VII. Termination of the contract

1. Where Party A or Party B intends to terminate this contract earlier, it shall give a formal written notice and telephone call to the other Party 30 days in advance, and both parties shall settle all the expenses and bear the corresponding responsibilities before the contract can be terminated.

2. After the termination of the contract, both parties to the contract shall still bear the obligations and responsibilities stipulated in the original contract which shall be performed by both parties but not yet completed.

Article 8. Supplements and amendments

This contract may be amended or supplemented in writing according to the opinions of the parties. The supplementary contract formed therefrom shall have the same legal effect as this contract.

Article IX. Force majeure

Where either party is unable to perform this contract or delays the performance of this contract in whole or in part due to force majeure, it shall give a notice on the event to the other party in writing within three days from the date of the occurrence of the force majeure event, and shall, within thirty days from the date of the occurrence of the event, submit the proof for the whole or part failure or delay in performance to the other party.

Article X. Settlement of disputes

1. This contract shall be governed by the relevant laws of the People's Republic of China.

2. During the execution of this contract, where the contract cannot be performed due to force majeure, both parties shall carry out discussions timely for settlement according to the relevant laws and regulations.

3. In case of any dispute arising between the parties to this contract over the interpretation or performance of the relevant provisions in this contract, such dispute shall be settled through friendly discussions. Both parties agree that all disputes arising from this contract shall be settled in accordance with the following second method where no settlement or mediation can be reached:

(1) Submit the dispute to the Arbitration Commission in the place where the contract is signed for arbitration;

(2) Take legal actions to the People's Court in the place where the contract is signed according to the relevant laws.

Article XI. Conditions for the contract to come into force

This contract shall come into force from the date when the contract is signed by the legal representatives or the their authorized representatives of both parties and is affixed with the official seals. Both parties shall affix the cross-page official seal on this contract.

Article 12. Others

This contract is made in two sets, which shall have the same legal effect. Each party shall hold one set, and the others shall be used to perform the relevant legal procedures.

Party A (Official Seal): Tianjin Dilang Technologies Co., Ltd.	Party A (Official Seal): Beijing 70 Generation Co., Ltd.
Legal Representative: Xie Hui-yan	Legal Representative: Chu Xiao-peng
Authorized Representative:	Authorized Representative:
Opening Bank:	Opening Bank:
Account No.:	Account No.:
Taxpayer ID: 91120222MA06QCEH5C	Taxpayer ID: 9111010558089621X1

4